SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2004

NOVAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8320 Guilford Road, Columbia, MD	21046

(Address of principal executive offices)	(Zip code)

(301) 854-3900

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

NOVAVAX, INC.
ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS.

     On July 16, 2004, Novavax, Inc. (“Novavax” or the “Company”) entered into agreements with respect to two financing transactions, one of which closed on July 16, 2004 and the other of which is expected to close on July 19, 2004. In addition, the Company entered into an Exchange Agreement and Termination Agreement with King Pharmaceuticals, Inc. and its subsidiary.

     A copy of the Press Release describing the transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Copies of the definitive agreements are attached hereto as Exhibits 99.2 through 99.6 and are incorporated herein by reference.

ITEM 7. EXHIBITS.

99.1	Press Release dated July 19, 2004.

99.2	Common Stock Purchase Agreement, dated July 16, 2004 between Novavax, Inc. and Joseph R. Gregory.

99.3	Securities Purchase Agreement, dated July 16, 2004 between Novavax, Inc. and Smithfield Fiduciary LLC, SF Capital Partners LTD, Portside Growth and Opportunity Fund, Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust, Caduceus Capital II, L.P., UBS Eucalyptus Fund, L.L.C., PW Eucalyptus Fund, LTD., HFR SHC Aggressive Fund, Finsbury Worldwide Pharmaceutical Trust and Deutsche Bank AG London.

99.4	Form of Senior Convertible Note.

99.5	Exchange Agreement, dated July 16, 2004 between Novavax, Inc., King Pharmaceuticals, Inc. and Parkedale Pharmaceuticals, Inc.

99.6	Termination Agreement, dated July 16, 2004 between King Pharmaceuticals, Inc., Parkedale Pharmaceuticals, Inc. and Novavax, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.
Date: July 19, 2004	By:	/s/ Nelson M. Sims
Nelson M. Sims
President and Chief Executive Officer